UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2006

DELUXE CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	1-7945	41-0216800
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3680 Victoria St. North, Shoreview, Minnesota	55126-2966
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 483-7111

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

        Richard L. Schulte, a Senior Vice President of Deluxe Corporation (the “Company”), and president of the Company’s Small Business Services (“SBS”) business unit, has resigned from the Company to pursue another employment opportunity, effective September 15, 2006. Pending the outcome of the Company’s previously announced plans to review its business models and operations for opportunities to achieve cost savings and operating efficiencies, leverage its sales, marketing and call center capabilities across the enterprise, and otherwise improve its performance, the vice presidents responsible for finance, marketing and sales for SBS will report directly to Lee Schram, the Company’s Chief Executive Officer (CEO). In addition to providing a continuity of leadership for SBS, the Company expects the close working relationship between the CEO and the senior leaders within SBS to facilitate implementation of SBS’s strategic growth plans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:   September 11, 2006

DELUXE CORPORATION
/s/ Anthony C. Scarfone
Anthony C. Scarfone Senior Vice President, General Counsel and Secretary